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Calculations of Ratios of Earnings to Fixed Charges                          Exhibit (12.0)

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General Signal Corporation and Consolidated Subsidiaries
Year Ended December 31, (Dollars in millions)
                                              1995      1994      1993      1992      1991
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
Earnings
    Earnings (loss) before income taxes   $   156.4 $   160.3 $   139.1 $     9.5 $    97.4
    Added fixed charges ...............        34.7      20.2      22.6      35.3      39.3
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                                          $   191.1 $   180.5 $   161.7 $    44.8 $   136.7
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Fixed charges
    Interest expense (gross) ..........   $    27.7 $    14.4 $    18.0 $    28.6 $    31.8
    One-third of rent expense .........         7.0       5.8       4.6       6.7       7.5
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                                          $    34.7 $    20.2 $    22.6 $    35.3 $    39.3
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Ratio .................................         5.51      8.94      7.15      1.27      3.48
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